Exhibit 13.2
Certification
     Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. § 1350, the undersigned officer of China Unicom Limited (the “Company”), hereby certifies that the Company’s Annual Report on Form 20-F for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2007	By:	/s/ Tong Jilu
	Name:	Tong Jilu
	Title:	Chief Financial Officer
     The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C § 1350 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.